Exhibit 99.1

Casa Systems Reports Third Quarter 2023 Financial Results

Third Quarter Revenue Increases 7% Over Prior Quarter

Continued High Growth In Our Cloud and RAN Product Lines

Revises Annual Revenue Guidance Range to $205 Million to $225 Million

Andover, Mass. – November 7, 2023 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for access, cable, and cloud, today reported its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial & Operational Highlights

•
Revenue of $62.1 million
•
Gross margin of $25.9 million, including $7.9 million in non-cash inventory obsolescence charges during Q3
•
GAAP net loss of ($25.6) million, including non-cash impairment loss on our corporate headquarters building of $4.7 million and non-recurring workforce charges of $2.3 million
•
Non-GAAP net loss of $(20.2) million
•
GAAP net loss per fully diluted share of $(0.26)
•
Non-GAAP net loss per fully diluted share of $(0.20)
•
Adjusted EBITDA of $(6.1) million
•
Cash, cash equivalents and restricted cash of $49.7 million at quarter end

“During the third quarter, Casa Systems continued to build momentum toward achieving our transformational goals, despite many of the markets that we operate within undergoing delayed transitions for network updates which impacted orders and revenues,” said Michael Glickman, President and Chief Executive Officer. “While these delays did impact our results during the quarter, Casa is uniquely positioned to take advantage of the transition by major CSP’s to cloud-native virtualized network functions with a combination of our vCCAP, vPC, vBNG, and vSecureGateway solutions. Our Cloud Software business, which showed additional promising signs of growth in the quarter from both sales pipeline increases and expansion opportunities from some of our current customers, such as Verizon and YTL, is on track to grow by approximately 50% in both 2023 and 2024. Within Access Device we are seeing significant opportunity within our RAN Enterprise Small Cell offering that we expect to continue into 2024.”

Mr. Glickman continued, “While we still have a lot of work ahead of us to achieve our transformational goals, we are on the right path forward thanks to the steps we took during the third quarter to expand our team with proven industry leaders, improve both our product and distribution strategy, and continue to focus on our financial strategy to return to EBITDA profitability and generate consistent positive cash flow. As we look toward 2024, I am confident that we are well positioned to be a dynamic leader with our complete product portfolio, growing sales pipeline, and expanding partner ecosystem."

Edward Durkin, Chief Financial Officer said, “During the third quarter, we achieved a 7% increase in revenue from the prior quarter, which was driven by a $9.2 million increase in our Cloud Software business and a $4.9 million increase in our Access Device business. However, we did experience a meaningful decline of 37% in our Cable business from the prior quarter, a trend that we expect to continue in the fourth quarter as cable MSO’s work through their current capacity. It is important to note that the softness that we are experiencing in our Cable business is also being felt across the industry and is not related to market share loss, but rather due to delays in new purchases and timing of delivery with respect to backlogged orders. Our operating loss of $18.4 million for the quarter was impacted by a $7.9 million non-cash inventory reserve adjustment, non-recurring workforce charges of $2.3 million, and a $4.7 million non-cash impairment charge related to the sale and lease back of our corporate headquarters which closed in October.”

Mr. Durkin added, “As a result of delayed Cable MSO spending and some Telecommunication customers pushing out deliveries of backlogged Access Device orders to 2024 to manage their inventory levels, we are adjusting our full-year revenue guidance range to be between $205 million and $225 million. We also now expect that Net Adjusted EBITDA will no longer be positive for the year.”

2023 Financial Outlook and Current Guidance

For the fiscal year 2023, the Company currently expects:

•
Revenue between $205 million and $225 million

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the third quarter ended September 30, 2023, and its business outlook results at 5:00 p.m. Eastern Time today, November 7, 2023. A live audio webcast of Casa Systems’ third quarter results discussion will be accessible on the Company’s Investor Relations website at http://investors.casa-systems.com. To participate in the conference call, please dial 1-877-407-4019 (domestic) and 1-201-689-8337 (international). Callers should ask to be joined to the Casa Systems call with Conference ID 13742131. An archived version of the webcast will also be available on Casa Systems’ website for six months after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “are optimistic,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers; (2) our ability to anticipate technological shifts; (3) our ability to generate positive returns on our research and development; (4) changes in the rate at which communications service providers, or CSPs, deploy and invest in ultra-broadband network capabilities; (5) the lack of predictability of revenue due to lengthy sales cycles and the volatility in capital expenditure budgets of CSPs; (6) our ability to return to operating profitability in the future; (7) the sufficiency of our cash resources and needs for additional financing; (8) our ability to comply with all covenants, agreements and conditions under our credit facility; including, without limitation, our liquidity covenant; (9) our ability to further penetrate our existing customer base and obtain new customers; (10) the amount and timing of operating costs and capital expenditures related to the operation and expansion of our business; (11) our ability to successfully expand our business domestically and internationally, including our ability to maintain the synergies we have realized from our acquisition of NetComm Wireless Pty Ltd.; (12) increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates and interest rates; and (13) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA, net adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net loss as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, amortization of acquired intangible assets, the revaluation of our warrant liability and impairment losses on assets held for sale, which are non-cash charges; the impact of non-recurring workforce charges; the loss on extinguishment of debt incurred as part of our term loan refinancing, as it is a significant non-cash charge; and the tax effect on these excluded items. We believe that excluding amortization expense of acquired intangible assets results in more useful disclosure to investors and others as it is a significant non-cash charge related to an event that is generally infrequent based on our historical activities. We further note that while amortization of acquired intangible assets is excluded from the measures, the revenue of the acquired company is reflected in the measures and the acquired assets contribute to revenue generation. We believe that excluding non-recurring workforce charges and the loss on extinguishment of debt results in more useful disclosure to investors and others as they are significant one-time non-recurring charges. The tax effect of the excluded items was calculated based on specific calculations of each item’s effect on the tax provision. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted loss per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense; amortization of acquired intangible assets; non-recurring workforce charges; the revaluation of our warrant liability; impairment losses on assets held for sale; the loss on extinguishment of debt; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Net Adjusted EBITDA. We define net adjusted EBITDA as our net loss, excluding the impact of items that we exclude in calculating adjusted EBITDA; and our warranty settlement provision, as warranty provisions of this significance have not and are not expected to impact our results on a recurring basis. Management and our board of directors believe that, by excluding the impact of this expense, net adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash (used in) provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•
each of non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and net adjusted EBITDA exclude stock-based compensation expense, amortization of acquired intangible assets and the revaluation of our warrant liability because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•
each of non-GAAP net income, non-GAAP diluted net income per share, and adjusted EBITDA exclude non-recurring workforce charges, impairment losses on assets held for sale and the loss on extinguishment of debt because they are one-time, non-recurring charges, although they are included in our operating expenses;

•
adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•
adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•
adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•
adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•
free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•
free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities or may not include cash needed for working capital purchases, such as cash expenditures needed to procure inventory to support future sales; and

•
other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA, net adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.” We are not able to provide a reconciliation of non-GAAP net adjusted EBITDA guidance for future periods to net loss, the comparable GAAP measure, because certain items that are excluded from non-GAAP net adjusted EBITDA cannot be reasonably predicted or are not in our control, and these items could significantly impact, either individually or in the aggregate, net income or loss in the future.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks. Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contacts

Dennis Daly

Casa Systems

978-688-6706 ext. 6310

investorrelations@casa-systems.com

or

Jackie Marcus or Josh Carroll

Alpha IR Group

617-466-9257

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$62,089	$66,899	$165,389	$202,134
Cost of revenue	36,198	39,616	97,527	121,537
Warranty settlement provision	—	12,907	—	12,907
Gross profit	25,891	14,376	67,862	67,690
Operating expenses:
Research and development	17,121	22,059	57,947	67,545
Selling, general and administrative	27,174	22,442	72,616	66,741
Total operating expenses	44,295	44,501	130,563	134,286
Loss from operations	(18,404)	(30,125)	(62,701)	(66,596)
Other income (expense):
Interest income	612	810	2,431	1,118
Interest expense	(10,712)	(4,762)	(21,896)	(12,270)
Debt extinguishment	—	—	(28,822)	—
Revaluation of warrant liability	3,795	—	3,795	—
(Loss) gain on foreign currency	(160)	1,546	228	2,089
Other income	47	106	657	285
Total other expense, net	(6,418)	(2,300)	(43,607)	(8,778)
Loss before provision for (benefit from) income taxes	(24,822)	(32,425)	(106,308)	(75,374)
Provision for (benefit from) income taxes	796	(1,261)	2,104	5,071
Net loss	$(25,618)	$(31,164)	$(108,412)	$(80,445)

Net loss per share:
Basic and diluted	$(0.26)	$(0.33)	$(1.12)	$(0.89)

Weighted-average shares used to compute net loss per share:
Basic and diluted	97,488	94,512	96,705	90,569

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(25,618)	$(31,164)	$(108,412)	$(80,445)
Stock-based compensation	2,573	3,671	8,503	9,178
Amortization of acquired intangible assets	1,343	1,343	4,029	4,195
Non-recurring workforce charges	2,277	—	8,741	—
Revaluation of warrant liability	(3,795)	—	(3,795)	—
Impairment loss on assets held for sale	4,718	—	4,718	—
Loss on extinguishment of debt	—	—	28,955	—
Tax effect of excluded items	(1,731)	(1,247)	(12,047)	(3,370)
Non-GAAP net loss	$(20,233)	$(27,397)	$(69,308)	$(70,442)
Non-GAAP net loss margin	(32.6)%	(41.0)%	(41.9)%	(34.8)%

Reconciliation of Diluted Net Loss Per Share to Non-GAAP Diluted Net Loss Per Share:
Diluted net loss per share	$(0.26)	$(0.33)	$(1.12)	$(0.89)
Non-GAAP adjustments to net loss	0.06	0.04	0.40	0.11
Non-GAAP diluted net loss per share	$(0.20)	$(0.29)	$(0.72)	$(0.78)
Weighted-average shares used in computing diluted net loss per share	97,488	94,512	96,705	90,569

Reconciliation of Net Loss to Net Adjusted EBITDA:
Net loss	$(25,618)	$(31,164)	$(108,412)	$(80,445)
Stock-based compensation	2,573	3,671	8,503	9,178
Amortization of acquired intangible assets	1,343	1,343	4,029	4,195
Non-recurring workforce charges	2,277	—	8,741	—
Revaluation of warrant liability	(3,795)	—	(3,795)	—
Impairment loss on assets held for sale	4,718	—	4,718	—
Depreciation and amortization	1,415	1,853	4,467	6,141
Loss on extinguishment of debt	—	—	28,955	—
Other expense	10,213	2,300	18,447	8,778
Provision for (benefit from) income taxes	796	(1,261)	2,104	5,071
Adjusted EBITDA	(6,078)	(23,258)	(32,243)	(47,082)
Warranty settlement provision	—	12,907	—	12,907
Net adjusted EBITDA	$(6,078)	$(10,351)	$(32,243)	$(34,175)
Net adjusted EBITDA margin	(9.8)%	(15.5)%	(19.5)%	(16.9)%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(14,605)	$2,053	$(18,597)	$11,663
Purchases of property and equipment and software licenses	(843)	(1,215)	(1,919)	$(3,325)
Free cash flow	$(15,448)	$838	$(20,516)	$8,338

Summary of Stock-Based Compensation Expense:
Cost of revenue	$25	$31	$62	$92
Research and development	690	824	1,942	2,113
Selling, general and administrative	1,858	2,816	6,499	6,973
Total	$2,573	$3,671	$8,503	$9,178

Summary of Revenue:
Product revenue:
Access devices	31,750	33,612	83,642	100,365
Cable	8,226	20,573	33,871	56,448
Cloud	9,760	1,250	13,459	10,308
Product revenue	$49,736	$55,435	$130,972	$167,121
Service revenue:
Access devices	1,363	1,006	3,442	4,637
Cable	9,226	9,670	26,408	27,622
Cloud	1,764	788	4,567	2,754
Service revenue	$12,353	$11,464	$34,417	$35,013
Total revenue	$62,089	$66,899	$165,389	$202,134

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$47,925	$126,312
Accounts receivable, net	37,360	74,484
Inventory	77,206	81,795
Prepaid expenses and other current assets	4,171	2,836
Prepaid income taxes	3,022	6,352
Total current assets	169,684	291,779
Property and equipment, net	6,427	19,518
Right-of-use assets	3,674	5,199
Goodwill	50,177	50,177
Intangible assets, net	21,316	25,759
Noncurrent assets held for sale	6,146	—
Other assets	5,092	5,862
Total assets	$262,516	$398,294
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$21,891	$29,283
Accrued expenses and other current liabilities	30,629	31,825
Warrant liability	11,218	—
Accrued income taxes	1,011	4,298
Deferred revenue	41,859	31,305
Lease liability	1,446	2,040
Current portion of long-term debt, net of unamortized debt issuance costs	6,378	225,161
Total current liabilities	114,432	323,912
Accrued income taxes, net of current portion	6,509	6,640
Deferred tax liabilities	1,488	1,490
Deferred revenue, net of current portion	4,361	5,529
Long-term debt, net of current portion and unamortized debt issuance costs	175,104	—
Warrant liability, net of current portion	4,118	—
Lease liability, net of current portion	2,416	3,416
Other liabilities, net of current portion	7,513	7,906
Total liabilities	315,941	348,893

Stockholders’ (deficit) equity:
Common stock	102	98
Treasury stock	(14,837)	(14,837)
Additional paid-in capital	251,140	244,675
Accumulated other comprehensive loss	(3,188)	(2,305)
Accumulated deficit	(286,642)	(178,230)
Total stockholders’ (deficit) equity	(53,425)	49,401
Total liabilities and stockholders’ (deficit) equity	$262,516	$398,294

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net loss	$(108,412)	$(80,445)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on assets held for sale	4,718	—
Gain on revaluation of warrant liability	(3,795)	—
Amortization of debt discount recorded to interest expense	5,905	805
Depreciation and amortization	8,496	10,336
Stock-based compensation	8,502	9,178
Deferred income taxes	(2)	(2,435)
Change in provision for doubtful accounts	(484)	178
Change in provision for excess and obsolete inventory	10,792	5,934
Gain on disposal of assets	46	7
Non-cash lease expense	1,682	1,751
Loss on extinguishment of debt	28,822	—
Changes in operating assets and liabilities:
Accounts receivable	36,972	35,573
Inventory	(6,267)	(3,454)
Prepaid expenses and other assets	(1,967)	1,833
Prepaid income taxes	3,314	21,013
Accounts payable	(7,417)	(14,373)
Accrued expenses and other current liabilities	(3,931)	7,302
Operating lease liability	(1,564)	(1,583)
Accrued income taxes	(3,414)	2,053
Deferred revenue	9,407	17,990
Net cash (used in) provided by operating activities	(18,597)	11,663
Investing activities:
Purchases of property and equipment	(1,827)	(2,611)
Purchases of software licenses	(92)	(714)
Net cash used in investing activities	(1,919)	(3,325)
Financing activities:
Principal repayments of debt	(42,474)	(2,250)
Payments for debt issuance costs	(13,361)	—
Proceeds from exercise of stock options	2	304
Employee taxes paid related to net share settlement of equity awards	(3,210)	(2,074)
Proceeds from sale of common stock, net of issuance costs	—	39,370
Payments of dividends and equitable adjustments	—	(1)
Repurchases of common stock	—	(1,192)
Net cash (used in) provided by financing activities	(59,043)	34,157
Effect of exchange rate changes on cash and cash equivalents	(216)	(3,697)
Net (decrease) increase in cash, cash equivalents and restricted cash	(79,775)	38,798
Cash, cash equivalents and restricted cash at beginning of period	129,425	157,804
Cash, cash equivalents and restricted cash at end of period	$49,650	$196,602
Supplemental disclosures of cash flow information:
Cash paid for interest	$15,084	$11,419
Cash paid for income taxes	$5,098	$7,845
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$126	$313